UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

UNITY WIRELESS CORPORATION

(Name of Registrant As Specified In Its Charter)

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______________________________________________________________________________

  UNITY WIRELESS CORPORATION

7438 FRASER PARK DRIVE

BURNABY, BRITISH COLUMBIA

V5J 5B9

Dear Stockholders:

On May 14, 2007, our board of directors adopted a resolution approving the increase of our authorized common stock from 400,000,000 shares of common stock, par value $0.001 to 520,000,000 shares of common stock, par value $0.001.  The resolution of the directors also recommended that shareholders approve the increase in the authorized common stock.  The Company subsequently obtained the written consent of shareholders holding the requisite majority of the voting rights to the increase in the authorized common stock.   The Company expects the increase to be effective on or about August 23, 2007.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with the requirements of federal securities laws.  This Information Statement is being mailed to all stockholders of record as of the close of business on July 30, 2007.

Ilan Kenig

Chief Executive Officer

UNITY WIRELESS CORPORATION

INFORMATION STATEMENT REGARDING ACTION TO BE TAKEN BY WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF MEETING

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being mailed on or about August 3, 2007 to stockholders of record as at July 30, 2007, and is being delivered to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The cost of furnishing this Information Statement will be borne by us.  We will mail this Information Statement to registered stockholders and certain beneficial stockholders where requested by brokerage houses, nominees, custodians, fiduciaries and other like parties.

This Information Statement is being mailed or furnished to our stockholders in connection with the authorization of the corporate action described below as adopted by our Board of Directors by written consent resolution dated May 14, 2007 and the subsequent approval of such corporate action by the written consent of stockholders holding in the aggregate 50.74% of our outstanding shares entitled to vote on such corporate action.  Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Exchange Act, of this corporate action before it takes effect.

This Information Statement is first being mailed or furnished to our stockholders on or about August 3, 2007, and the transaction described herein shall not become effective earlier than 20 days thereafter.

ACTION BY BOARD OF DIRECTORS AND CONSENTING STOCKHOLDERS

On May 14, 2007, our Board of Directors adopted a resolution to amend our Amended and Restated Certificate of Incorporation approving the increase of the authorized capital to 520,000,000 shares of common stock, par value $0.001 and 5,000,000 shares of preferred stock, par value $0.001 and proposing that this resolution be submitted for a vote to the stockholders of the Company.  The form of the Certificate of Amendment to the Certificate of Incorporation is attached hereto as Exhibit A.

The action taken by the Board of Directors was subsequently adopted by written consent of stockholders holding a majority of the voting stock outstanding as at June 27, 2007.

DISSENTER’S RIGHT OF APPRAISAL

Under Delaware law, stockholders are not entitled to dissenter’s rights of appraisal with respect to the increase of authorized share capital.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of June 27, 2007, there were 165,987,560 shares of common stock and 90,000 shares of preferred stock of the Company issued and outstanding.  Each holder of shares of common stock and each holder of shares of preferred stock is entitled to one vote for each such share held by such holder.

Stockholders holding in the aggregate 50.74% of our outstanding shares entitled to vote approved the amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the authorized share capital.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock by (i) each person who, to our knowledge, beneficially owns more than 5% of our common stock; (ii) each of our directors and executive officers; and (iii) all of our executive officers and directors as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Class
Ilan Kenig 177 Telegraph Rd #248 Bellingham, WA 98226	3,059,556(2)	1.82%
Dallas Pretty 462 W21st Vancouver, BC V5Y 2E6	916,667 (3)	Less than 1%
Doron Nevo 15 Yakov Hazan Raanana, Israel 43563	360,952 (4)	Less than 1%
Ken Maddison 2591 Lund Avenue Coquitlam, BC V3K 6J8	572,619 (5)	Less than 1%
Victor Halpert 79 Madison Avenue, 6TH Floor New York, NY 10016	159,643 (6)	Less than 1%
Andrew Chamberlain 9222 - 183B Street Edmonton, AB T5J 3Z7	232,638 (7)	Less than 1%
William Weidman 136 Shorewood Drive Great Neck, NY 11021	22,631,836 (8)	13.33%
Amir Gal-Or 3 Azrieli Center, Triangle Tower 42nd floor, Tel Aviv 67023 Israel	Less than 1%	Less than 1%
David Goldschmidt (13) 11 Galgaley Haplada St. Herziliya Pituach 46733 Israel	Less than 1%	Less than 1%
IDB Infinity Venture Capital Group 3 Azrieli Center, Triangle Tower 42nd floor, Tel Aviv 67023 Israel	30,910,314 (10)	15.69%
Gemini Venture Capital Group 9 Hamenofim Street Herzliya Pituach 46725 Israel	13,909,655 (11)	7.73%
SVM Star Venture Capital Group 11 Galgaley Haplada St. Herziliya Pituach 46733 Israel	63,310,601 (12)	28.12%
Valley Venture Capital L.P 11 Galgaley Haplada St. Herziliya Pituach 46733 Israel	24,306,242 (13)	12.77%

(1)

Based on  165,987,560 shares of common stock issued and outstanding as of June 27, 2007.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)

Includes options to acquire an aggregate of 2,308,334 shares of common stock exercisable within sixty days.

(3)

Includes options to acquire an aggregate of 666,667 shares of common stock exercisable within sixty days.

(4)

Includes options to acquire an aggregate of 213,333 shares of common stock exercisable within sixty days.

(5)

Includes options to acquire an aggregate of 292,500 shares of common stock exercisable within sixty days.

(6)

Includes options to acquire an aggregate of 99,167 shares of common stock exercisable within sixty days.

(7)

Includes options to acquire an aggregate of 200,000 shares of common stock exercisable within sixty days.

(8)

Includes warrants to acquire an aggregate of 2,210,300 shares of common stock exercisable within sixty days and 1,562,500 shares of common stock underlying a secured convertible note.

(9)

Includes options to acquire an aggregate of 3,780,001 shares of common stock exercisable within sixty days.

(10)

Includes 1,309,156 shares of common stock underlying convertible notes, warrants to acquire 9,753,307 shares of common stock exercisable within sixty days and Series B preferred shares convertible into 19,847,851 common shares. The natural persons who share voting control and investment power on behalf of the general partner, Infinity Venture Capital Group are  Nochi Dankner, Shelley Bergman, Ruth Manor, and Avraham Livnat.

(11)

Includes 582,156 shares of common stock underlying convertible notes, warrants to acquire 4,209,978 shares of common stock exercisable within sixty days and Series B preferred shares convertible into 9,117,521 common shares. The natural persons who share voting control and investment power on behalf of the general partner, Gemini Venture Capital Group, are Yossi Sela, Ed Mlavsky and David Cohen.

(12)

Includes 2,530,111 shares of common stock underlying convertible notes, warrants to acquire 18,296,846 shares of common stock exercisable within sixty days and Series B preferred shares convertible into 38,321,531 common shares. The natural person who has voting control and investment power on behalf of the general partner of SVM Star Venture Capital Management is Barel Meir.

(13)

Includes 1,041,422 shares of common stock underlying convertible notes, warrants to acquire 7,531,206 shares of common stock exercisable within sixty days and Series B preferred shares convertible into 15,733,614 common shares. David Goldschmidt, a director of the Company, is the General Partner of Valley Venture Capital L.P. and in this capacity exercises voting rights on behalf of the fund.

AMENDMENT OF CHARTER, BYLAWS OR OTHER DOCUMENTS

Pursuant to Rule 14c-2 under the Exchange Act, the amendment to our Amended and Restated Certificate of Incorporation to increase our authorized share capital will not be effected until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the stockholders.  We anticipate that the Certificate of Amendment will be filed on or about the close of business on  August 23, 2007 however we cannot guarantee that this date will be met.

VOTING PROCEDURES

Pursuant to Delaware corporate laws, the affirmative vote of the holders of a majority of our outstanding voting stock is sufficient to amend our Amended and Restated Certificate of Incorporation, which vote was obtained by the written consent of the holders of the issued and outstanding shares of our common stock of record as at June 27, 2007.  As a result, the Amended and Restated Certificate of Incorporation has been approved and no further votes will be needed.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment of our Amended and Restated Certificate of Incorporation to increase the authorized share capital.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file reports and other information with the SEC.  Certain of our SEC filings are available over the Internet at the SEC’s EDGAR archives at http://www.sec.gov.

Unless we have received contrary instructions from a stockholder, we are delivering only one Information Statement to multiple stockholders sharing an address.  We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder.  A stockholder who wishes to receive a separate copy of the Information Statement, may make such a request in writing to Ilan Kenig, 7438 Fraser Park Drive, Burnaby, British Columbia, V5H 5B9 or by calling us at (800) 337-6642.

For the Board of Directors,

Ilan Kenig, Chief Executive Officer

Burnaby, British Columbia

August 2, 2007

EXHIBIT A

[SEAL] HILLARY SMITH WINDSOR

Secretary of State

401 Federal Street, Suite 4

Dover, Delware  19901

(302) 739-3073

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does herby certify:

FIRST:  That at a meeting of the Board of Directors of Unity Wireless Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FOURTH” so that, as amended, said Article shall be read as follows:

“The total number of shares of stock which this corporation is authorized to issue is: 525,000,000 shares, which shall consist of 520,000,000 shares of common stock, $0.001 par value per share ("Common Stock") and 5,000,000 shares of preferred stock, $0.001 par value per share ("Preferred Stock").

    4.1  Except as otherwise provided in accordance with this Certificate of Incorporation, the Common Stock shall have unlimited voting rights, with each share being entitled to one vote, and the rights to receive the net assets of this corporation upon dissolution, with each share participating on a pro rata basis.

    4.2  The Board of Directors is hereby authorized from time to time, without shareholder action, to provide for the issuance of Preferred Stock in one or more series not exceeding in the aggregate the number of Preferred Stock authorized by this Certificate of Incorporation, as amended from time to time; and to determine with respect to each such series the voting powers, if any (which voting powers, if granted, may be full or limited), designations, preferences, and relative, participating, option, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including without limiting the generality of the foregoing, the voting rights relating to Preferred Stock of any series (which may be one or more votes per share or a fraction of a vote per share, which may vary over time, and which may be applicable generally or only upon the happening and continuance of stated events or conditions), the rate of dividend to which holders of Preferred Stock of any series may be entitled (which may be cumulative or non-cumulative), the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution, or winding up of the affairs of this corporation, the rights, if any, of holders of Preferred Stock of any series to convert or exchange such Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of this corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable), whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and whether any shares of that series shall be redeemed pursuant to a retirement or sinking fund or otherwise and the terms and conditions of such obligation.

    4.3  Before this corporation shall issue any Preferred Stock of any series, a Certificate of Amendment or a Restated Certificate of Incorporation, fixing the voting powers, designations, preferences, the relative, participating, option, or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the Preferred Stock of such series, and the number of Preferred Stock of such series authorized by the Board of Directors to be issued shall be filed with the secretary of state in accordance with the General Corporation Law of the State of Delaware and shall become effective without any shareholder action. The Board of Directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.”

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, the stockholders of said corporation holding 50.74% of the stock entitled to vote thereon, consented in writing to the amendment.

THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this _______ day of __________, 2007.

By:

____________________

Ilan Kenig

Title:

President